EXHIBIT 99.2
                                                                    ------------

                                     CONSENT

        Reference is made to the Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2/A (the "Registration Statement") of SB Merger Corp. ("SB Merger"), to be filed with the Securities and Exchange Commission, and any amendments or supplements thereto.

        Pursuant to Rule 438 under the Securities Act of 1933, as amended, each of the undersigned persons consents to being named in the Registration Statement as a person about to become a director of SB Merger upon the completion of the proposed merger between RxB Acquisition Corp. and RxBazaar, Inc. This consent may be signed in counterparts. The undersigned further consent to the inclusion in the Registration Statement of biographical information about the undersigned and to the filing of this consent as an exhibit to the Registration Statement and any amendments thereto.

Dated:  April 10, 2002


                                              /s/ Robert Cawthorn
                                              -------------------------
                                              Robert Cawthorn



                                              /s/ C. Robert Cusick
                                              -------------------------
                                              C. Robert Cusick



                                              /s/ Handel Evans
                                              -------------------------
                                              Handel Evans



                                              /s/ Shikha Ghosh
                                              -------------------------
                                              Shikhar Ghosh